Exhibit 99.1

Paragraph 14 of Lowe’s Corporate Governance Guidelines, As Amended

14. Lead Director

A Lead Director, who will be an Independent Director, will be elected by the Independent Directors annually at the meeting of the Board of Directors held in conjunction with the annual meeting of shareholders.  The Lead Director will (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-Management Directors; (ii) serve as a liaison between the Chairman and the Independent Directors; (iii) approve information sent to the Board; (iv) approve meeting agendas for the Board; (v) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) have the authority to call meetings of the Independent Directors; and (vii) be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.  The Lead Director shall serve as the Chairperson of the Governance Committee.